Exhibit 10 (aa)


                              AMENDED AND RESTATED

                         THE WEST COMPANY. INCORPORATED

                         DISCOUNTED STOCK PURCHASE PLAN

                                NOVEMBER 5, 1991

ARTICLE 1 - PURPOSE
--------------------
     The West Company, Incorporated Discounted Stock Purchase Plan (the "Plan") is intended to encourage Company stock ownership by all eligible employees of The West Company, Incorporated (the "Company") and its participating subsidiaries through the use of voluntary, systematic payroll deductions to purchase the Company's Common Stock ("Stock"). The term "participating subsidiaries" shall mean any domestic subsidiary of The West Company, Incorporated and any other subsidiary of The West Company, Incorporated which is designated by the Board of Directors of the Company to participate in the Plan.

ARTICLE 2 - ELIGIBLE EMPLOYEES
------------------------------
     Each full-time employee of the Company or any participating subsidiary (1) who is employed in the continental United States, Puerto Rico or any other jurisdiction designated by the Board of Directors, (2) who has reached the statutory age of majority in the jurisdiction in which the employee is employed
(3) who has been employed for six full calendar months and (4) if the employee is covered by a collective bargaining agreement, whose participation in the Plan has been the subject of collective bargaining, shall be eligible to participate in the Plan. Temporary employees, part--time employees and officers are not eligible to participate in the Plan.

ARTICLE 3 - EMPLOYMENT OF AGENT
-------------------------------
                   The Company has engaged American Stock Transfer Co. ("Agent") to act as Agent under the Plan for the purchase of, and issuance of certificates for, Stock on behalf of all eligible Plan participants. The Agent shall open and maintain a separate account for each Plan participant upon receipt of a written authorization from the Company. The Agent will issue quarterly statements of each Plan participant's account to the participant.

ARTICLE 4 -ELECTION TO PARTICIPATE
----------------------------------
     Each eligible employee may become a participant in the Plan by delivering to the Company's Payroll Department a written enrollment, in the form prescribed by the Committee:


(a) stating the amount to be deducted from each pay pursuant to Article 5 and authorizing deductions in that amount;

(b) authorizing the purchase of Stock in accordance with the terms of the Plan; and

(c) specifying the exact name in which Stock purchased for the participant is to be issued as provided under Article 11 hereof.

     Such  deduction  authorization  shall  be  placed  in  effect  as  soon  as practicable following its delivery to the Payroll Department. Until a participant files a new authorization or withdraws from the Plan, deductions and purchases under the authorization on file for the participant will continue as long as the Plan remains in effect.

     Amounts deducted each month from pay pursuant to written authorizations shall be commingled and forwarded by the 15th day of the following month by the Company to the Agent with a sub-accounting sufficiently detailed to show the amounts applicable to each participant. No interest will be credited with respect to such amounts.

ARTICLE 5-PAYROLL DEDUCTIONS: COMPANY CONTRIBUTIONS: SEPARATE CASH CONTRIBUTIONS
--------------------------------------------------------------------------------
     A participant shall elect to make contributions to the Plan by payroll deductions in an amount ranging from a minimum of $2.50 each week for those employees paid weekly, or $5.00 per biweekly pay period for those employees paid bi-weekly, to, in increments of $.50, a maximum of 10% of the participant's base rate of compensation for the period in question, subject to the participant's right to discontinue participation under Article 6 and the participant's right to withdraw under Article 7.

     The Company shall contribute, on behalf of each participating employee, an amount sufficient to effect a 15% discount on Stock purchased through payroll deduction, such amount to be forwarded by the Company to the Agent simultaneously with employee contributions.

     Participants may also make separate cash contributions to the Plan of up to $2,500 per calendar quarter, such amount to be forwarded by the Company to the Agent simultaneously with employee contributions. The Company will, however, not contribute with respect to such separate contributions.

ARTICLE 6 - CHANGE IN PAYROLL DEDUCTIONS
----------------------------------------
     The rate of a participant's payroll deductions may be increased or decreased, or the payroll deductions terminated, at any time by submitting a written authorization form to the Payroll Department. Commencement, revision or termination of deductions will become effective as of the first day of the first month occurring at least 15 days after notice of such commencement, revision or termination is received. A participant shall be limited to two such revisions in each calendar year. A six month waiting period for participation shall be imposed upon any participant who wishes to reactivate his payroll deductions after having authorized their termination.

ARTICLE 7 - WITHDRAWAL FROM THE PLAN
------------------------------------
     A participant may withdraw from the Plan at any time by delivering a written notice to the Agent and a notice of termination of deduction, as described in Article 6, to the Payroll Department. Upon withdrawal, the Agent shall issue, as soon as practicable, a certificate to the participant in his name, or, if held as a joint account, in the name of the participant and his joint tenant, for the number of whole shares of Stock in accordance with Article
11. Any fractional interest in shares shall be sold and a check issued for the net proceeds of such sale and for any contributions not yet applied to purchase Stock. Each participant shall receive a statement of account upon withdrawal.

ARTICLE 8 - PURCHASE OF STOCK
-----------------------------
     The Company shall forward to the Agent on or before the 15th day of each month the payroll deductions and separate participant cash contributions made during the previous month for each participant, and the Company contributions made with respect to the payroll deductions, for the purchase of whole shares of Stock and fractional interest in shares for each participant's account. The purchase of shares with those contributions shall be made as soon as reasonably practicable thereafter.

ARTICLE 9 - PURCHASE PRICE
--------------------------
     The price per share of Stock shall be the current open market price at the time of trade during any trading day on the New York Stock Exchange. The terms "business day" or "trading day" as used herein mean a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Committee.

ARTICLE 10 - CASH AND STOCK DIVIDENDS; STOCK SPLITS
---------------------------------------------------
     Subject to the receipt of a contrary notice from the participant, the Agent will credit cash dividends to the account icipant on the date those dividends are paid and shall reinvest such dividends in Stock as soon as is reasonably practicable. A11 Stock dividends and Stock splits shall be credited by the Agent to the account of each participant. Any other distributions of securities and rights to subscribe shall be sold and the net proceeds credited to the account of each participant.

ARTICLE 11 - ISSUANCE OF STOCK CERTIFICATES
-------------------------------------------
     A participant may direct once each calendar year, at any time, that a certificate be issued by the Agent as soon as practicable and mailed to the participant for any number of full shares held in the participant's account. In addition, as described in Article 7, certificates for all whole shares of Stock purchased for a participant will be delivered as soon as practicable after the participant's withdrawal from the Plan. Certificates for shares of Stock purchased under the Plan will be issued in the name of the participant, or in the name of the participant and another person of legal age as joint tenants with right of survivorship, as directed by the participant in writing, on the enrollment form filed by the participant under Article 4.

ARTICLE 12 -- COMPANY'S PAYMENT OF EXPENSES RELATED TO PLAN
-----------------------------------------------------------
     The Company will pay the Agent for all commissions and other charges rendered in connection with the purchase of Stock under the Plan, including dividend reinvestments. The commissions on all such purchases and dividend reinvestments shall be at the minimum (or best available) rates as then in effect on the New York Stock Exchange.

ARTICLE 13 - ADMINISTRATION OF THE PLAN
---------------------------------------
     The Plan shall be administered by a Committee (the "Committee") consisting of the Company's Senior Vice President - Human Resources and Public Affairs and its Treasurer. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. Acts of the Committee reduced to or approved in writing by any member of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

ARTICLE 14 - TERMINATION OF EMPLOYEE'S RIGHTS
---------------------------------------------
     A participant's rights to make contributions and to receive Company contributions under the Plan will terminate immediately upon the participant's termination of employment by reason of retirement, resignation, layoff, discharge, death, or for any other reason. In the event a participant's payroll deductions are interrupted by any legal process, a written notice of termination of deduction will be considered to have been received from that participant on the day the interruption occurs.

ARTICLE 15 - TERMINATION AND AMENDMENTS TO PLAN
-----------------------------------------------
     The Plan shall terminate on December 31, 1993 (Extension of termination date was adopted by the Board of Directors on November 5, 1991). The Plan may be renewed, however, at any time by the Board of Directors of the Company for additional terms of up to two years each. The Board of Directors also reserves the right to amend the Plan from time to time in any respect and to change the eligibility requirements to suit administrative convenience. The Agent reserves the right, upon 90 days notice to the Company, to amend or terminate its agreement with the Company, and by so doing, modify or terminate its servicing arrangement under the Plan.

ARTICLE 16 - REPRESENTATIONS ON STOCK PURCHASED UNDER THE PLAN
--------------------------------------------------------------
     The Company makes no representations as to the investment quality of its Stock. Plan participation is strictly voluntary. The Company does not intend to restrict or influence any employee in the conduct of his own affairs. A participant may, therefore, sell Stock purchased under the Plan and held in certificate form by the participant at any time. All plan participants shall vest in all customary shareholder rights, including voting privileges.

ARTICLE 17 - PARTICIPANT-STOCKHOLDER RIGHTS
-------------------------------------------
     Neither an employee's status as a participant nor the deductions from the employee's pay shall make employee a stockholder until shares of Stock have been purchased for such employee's account.

ARTICLE 18 - SECURITIES REGULATIONS
-----------------------------------
     Actions undertaken by the Agent to buy and deliver whole shares of Stock or to buy, sell and deliver the proceeds of fractional shares of Stock under this Plan are subject to the provision of the constitution, rules and regulations, and customs and usages of the New York Stock Exchange, Inc. as from time to time in effect shall apply.

ARTICLE 19 - WITHHOLDING OF TAX
-------------------------------
     The Company, or a participating subsidiary, acting in accordance with the requirements of applicable laws and regulations, will withhold from the wages of participating employees all income and other taxes required with respect to any amount deducted from a participant's pay under the Plan, or with respect to amounts contributed by the Company for the participant under the Plan.

ARTICLE 20 - FEDERAL TAX TREATMENT OF COMPANY CONTRIBUTIONS AND DIVIDENDS
-------------------------------------------------------------------------
     Company contributions made for a participant's benefit, with respect to that participant's payroll deductions, are subject to federal income tax and may be subject to state and local taxes. Those amounts will be reported to the Employee annually on Internal Revenue Service Form W-2, or any successor form specified by the Internal Revenue Service.

     Dividends declared on Stock held for a participant are also subject to federal income tax and may be subject to state and local taxes regardless of whether such dividends are actually paid to the participant or are applied to purchase Stock. The Agent shall supply trade confirmations and statements to each participant to be used in the preparation of annual income tax returns.

ARTICLE 21 - APPROVAL BY THE BOARD OF DIRECTORS
-----------------------------------------------
     The Plan was approved by the Board of Directors of the Company on November 6, 1987.